EXHIBIT 10.11.2
SECOND AMENDMENT TO THE AMENDED AND RESTATED
NCR CHANGE IN CONTROL SEVERANCE PLAN

WHEREAS, NCR Corporation (the “Company”) previously adopted the Amended and Restated NCR Change in Control Severance Plan (the “CIC Severance Plan”), as amended and restated effective December 31, 2008, and as further amended effective January 27, 2010;
WHEREAS, the Compensation and Human Resource Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”) desires to further amend the CIC Severance Plan, as provided below, to update Exhibit A to the CIC Severance Plan, which identifies the positions of executives eligible to participate in the CIC Severance Plan and their respective benefit Tier Levels; and
WHEREAS, the Compensation Committee has determined that, in furtherance of these objectives, it is desirable to amend the CIC Severance Plan as described below, as permitted by Articles III and VI of the CIC Severance Plan, and in accordance with the Board’s delegation of amendment authority to the Compensation Committee on October 21, 2015.
NOW THEREFORE, effective October 24, 2017, the CIC Severance Plan is hereby amended as follows:
Exhibit A is amended to read:
Exhibit A

Participants and Tier Levels
(Revised October 24, 2017)

The following positions are the Participants, and their respective Tier Levels, under this Plan:

Position	Tier Level
Chairman and Chief Executive Officer	I
President and Chief Operating Officer	I

Executive Vice President	II
Senior Vice President and Chief Financial Officer	II
Senior Vice President, General Counsel and Secretary	II
Senior Vice President, Human Resources	II